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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. and NBH, Inc. on Form S-3 of our reports dated March 6, 1998, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



     Deloitte & Touche LLP
     Omaha, Nebraska
     December 15, 1998